UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction	(Commission file No.)	(IRS Employer
of incorporation)		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06 Material Impairments

The information called for by this item is incorporated by reference to the disclosure set forth in Item 8.01 to the extent the disclosure set forth therein is responsive to the disclosure called for by this Item 2.06.

Item 8.01 Other Events.

On September 8, 2023, the joint venture (the “Venture”) in which we have a 50% interest and that owns a shopping center in Manahawkin, New Jersey (the “Property”), entered into a contract to sell the Property to an unaffiliated third-party for a sales price of approximately $36.5 million, subject to customary closing adjustments and prorations (collectively, the “Adjustments”). (Regal Cinemas is a tenant at the Property). We anticipate that the transaction will be completed in late 2023, subject to the satisfaction of customary closing conditions (including the purchaser’s right to terminate the contract without penalty if it is not satisfied with the results of its due diligence investigation with respect to environmental and title matters), and that the net proceeds to us from the sale, ranging from approximately $6.0 million to $8.0 million (after giving effect to the repayment of our $10.4 million share of mortgage debt on this property), will be used to pay down the indebtedness on our credit facility. At August 31, 2023, $16.5 million was outstanding on the credit facility and the interest rate thereon was 7.07%.

As a result of this transaction, we estimate that during the quarter ending September 30, 2023, we will recognize equity in loss from this unconsolidated joint venture ranging from $800,000 to $900,000.

During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, we recognized $79,000, $211,000 and $11,000 of equity in earnings from the Venture. The results for the six months ended June 30, 2023 and the year ended December 31, 2022 include $51,000 and $111,000, respectively, of repayments from Regal Cinemas of amounts previously deferred due to the COVID-19 pandemic.

No assurance can be provided that this sale will be completed, and if it is not completed, we will be adversely impacted.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, risks and uncertainties associated with: the Venture’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to the satisfaction of the closing conditions to consummate the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement relating to the proposed transaction; significant transaction costs and/or unknown or inestimable amounts, including closing costs, the amount of the mortgage balance on the Property at payoff, the amount of the mortgage prepayment penalty, and/or other net cash adjustments due to the liquidation of the assets/liabilities on the Venture’s books; effects relating to the announcement of the proposed transaction or any further announcements on the ability to consummate the transaction; and the other risks and uncertainties affecting us, including those described from time to time under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), and the reports filed or to be filed subsequent to the filing of the Annual Report. Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our websites or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: September 8, 2023	By:	/s/ Isaac Kalish
Isaac Kalish
Senior Vice President and
Chief Financial Officer

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